EXHIBIT 16.3

         AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS


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                               STATE OF CALIFORNIA

                            STATE BANKING DEPARTMENT

                 WHEREAS, after due examination it appears that

                           SANTA BARBARA BANK & TRUST

                    having its principal place of business in

          the City of Santa Barbara, County of Santa Barbara, State of

     California, has complied with all the provisions of the Banking Law of the State of California, and with all other necessary requirements of law relating thereto:

           NOW THEREFORE, I, the undersigned, Superintendent of Banks of the State of California, do certify that said bank is qualified and is hereby authorized to transact a COMMERCIAL banking business

                       AND TO ENGAGE IN THE TRUST BUSINESS

             at 20 EAST CARRILLO STREET In THE CITY OF SANTA BARBARA

                  County of SANTA BARBARA, State of California.

                                   IN TESTIMONY WHEREOF WITNESS MY HAND AND SEAL

                                   this  1ST  Day of MAY, 1979

                                   at San Francisco, California.

                                       /s/
                                       Superintendent of Banks
                                       State of California